                                                                 Exhibit (10)(t)

                             SUNDSTRAND CORPORATION
                       MANAGEMENT STOCK PERFORMANCE PLAN

                          Effective November 19, 1996


                ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

1.1 Establishment of the Plan. Sundstrand Corporation, a Delaware corporation (the "Company), hereby establishes a stock performance compensation plan to be known as the "Sundstrand Corporation Management Stock Performance Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, and Restricted Stock.

        The Plan shall be effective as of November 19, 1996 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants an incentive for outstanding performance.

        The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operations are largely dependent.

1.3 Duration of the Plan. Subject to the right of the Board of Directors of the Company to terminate the Plan at any time pursuant to Article 11 herein, the Plan shall remain in effect until all Shares subject to the Plan shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after November 19, 2006.

                            ARTICLE 2.  DEFINITIONS

        Whenever used in the Plan, the following terms shall have the meaning set forth below:

                 (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options or Restricted Stock.

                 (b)    "Board" means the Board of Directors of the Company.

                 (c)    "Change in Control" means any of the following events:

                              (i)     The acquisition (other than from the
                        Company) by any person (as such term is defined in Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of the combined voting power of the Company's then outstanding voting securities; or

                              (ii)    The individuals who, as of the date
                        hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Company's stockholders, of any new Director was approved by a vote of a majority of the Incumbent Board, and such new Director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

                              (iii) Approval by stockholders of the Company of (A) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (B) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

                                      Notwithstanding the foregoing, a Change
                        in Control shall not be deemed to occur pursuant to subsection (i), solely because thirty-three percent (33%) or more of the combined voting power of the Company's then outstanding securities is acquired by
                        (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries or (B) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                 (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 (e)    "Committee" means the committee specified in Article 3.

                 (f) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

                 (g) "Early Retirement" shall mean an Employee's eligibility to receive an early retirement benefit from any retirement plan maintained by the Company or any Subsidiary.

                 (h) "Employee" means any full-time managerial, supervisory or professional employee of the Company or of the Company's Subsidiaries. "Employee" does not include any director or elected officer of the Company.

                 (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 (j) "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices for Shares on the nearest day before and the nearest day after the relevant date, as determined by the CEO.

                 (k) "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein, which is designated as an Incentive Stock option and is intended to meet the requirements of Section 422 of the Code.

                 (l) "Insider" shall mean an Employee who is, on the relevant date, an elected officer of the Company.

                 (m) "Noninsider" means an Employee who is not, on the relevant date, an Insider, as determined by the General Counsel of the Company or his designee.

                 (n) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

                 (o) "Normal Retirement" shall mean an Employee's eligibility to receive a normal retirement benefit from any retirement plan maintained by the Company or any Subsidiary.

                 (p) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

                 (q) "Option Certificate" means a certificate setting forth the terms and provisions applicable to Options granted to Participants.

                 (r) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

                 (s) "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

                 (t) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, as provided in this Plan.

                 (u)    "Restricted Stock" means an Award granted under
                 Article 7 herein.

                 (v) "Restricted Stock Certificate" means a certificate setting forth the terms and provisions applicable to Restricted Stock granted to Participants.

                 (w) "Restricted Stock Price" means the price at which a Share may be purchased by a Participant pursuant to a Restricted Stock grant.

                 (x)    "Shares" means shares of common stock of the Company.

                 (y) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

                           ARTICLE 3.  ADMINISTRATION

3.1 Authority of the CEO. The CEO shall have full power, except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan, and subject to the provisions of Article 11 herein, to amend the terms and conditions of any outstanding Award consistent with the Plan.

3.2 The Committee. The Plan shall be administered by the Employee Benefit Committee which is appointed by the Finance Committee of the Board or by any other Committee appointed by the Board.

3.3 Authority of the Committee. The Committee shall have full power, except as limited by law or by the Certificate of Incorporation or the By-Laws of the Company, and subject to provisions herein, to construe and interpret the Plan and any agreement or instrument entered into under the Plan; and to establish, amend, or waive rules and regulations for the Plan's administration. The Committee may make arrangements for the cashless exercise of any Options issued hereunder. The Committee may delegate its authority as permitted hereunder.

3.4 Decisions Binding. All determinations and decisions made by the CEO or the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company and its successors or assigns, and on its stockholders, Employees, Participants, and their respective estates and beneficiaries.

                     ARTICLE 4.  SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.2 herein, the total number of Shares available for grant under the Plan shall be 3 million Shares. These Shares may be either authorized but unissued, reacquired or a combination thereof.

4.2 Adjustments in Available Shares, Options and Restricted Share Grants. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the capital structure of the Company affecting the Shares, such adjustment shall be made in the number of Shares which may be granted under the Plan, in the maximum number of Options and the maximum number of Shares of Restricted Stock that the CEO is authorized to grant in the aggregate or grant to any one Employee in any calendar year, and in the number of and/or price of Shares subject to outstanding Options and outstanding Restricted Stock grants under the Plan, as may be determined to be appropriate and equitable by the CEO, in his sole discretion, to prevent dilution or enlargement of rights; provided that the number of Shares subject to any Award shall always be a whole number.

                   ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Persons eligible to participate in this Plan are such Employees as are determined by the CEO.

5.2 Actual Participation. Subject to the provisions of the Plan, the CEO may, from time to time, select from all eligible Employees, those to whom Awards shall be granted.

                           ARTICLE 6.  STOCK OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted only to Employees, who are Noninsiders, at any time and from time to time as shall be determined by the CEO. The CEO shall have discretion in determining the number and type of Options granted to each Participant.

        During any calendar year of the Company, the aggregate number of Options available for grant by the CEO pursuant to this Section 6.1 is limited to 600,000, with the number of Options which may be granted by the CEO to any one Employee during any calendar year limited to 10,000.

6.2 Option Certificate. Each Option grant shall be evidenced by an Option Certificate that shall specify the Option Price, the Option duration, the number of Shares to which the Option pertains, whether the Option is intended to be an ISO or a NQSO, and such other provisions as the CEO shall determine.

6.3 Option Price. The Option Price for each grant of an Option shall be determined by the CEO; provided that the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4 Duration of Options. Each Option shall expire at such time as the CEO shall determine at the time of grant; provided, however, that except as provided in Sections 6.8(a), (b), (c) and (d), no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Subject to the provisions of Section 6.10, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the CEO shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment.    Subject to such other method(s) as may have been established by the Committee, Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of
(a) and (b).

        As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the name or names designated by the Participant, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 Special Restrictions on Shares Acquired Pursuant to the Exercise of an Option. The CEO may impose such restrictions on Shares acquired pursuant to the exercise of an Option under the Plan as he may deem advisable.

6.8     Termination of Employment.

                 (a)    Termination by Normal Retirement or Early
                 Retirement at Age 60. In the event the employment of a Participant is terminated by reason of Normal Retirement or Early Retirement at or after attaining age 60, all outstanding Options granted to that Participant shall immediately become exercisable, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of such retirement, whichever period is longer.

                 (b)    Termination by Early Retirement Prior to Age 60.
                 In the event the employment of a Participant is terminated by reason of Early Retirement prior to attainment of age 60, the CEO, in his sole discretion, shall have the right to cause all or any portion of such outstanding Options granted to that Participant to immediately become exercisable, in which event such Options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of such Early Retirement, whichever period is longer.

                 (c) Termination by Death. In the event the employment of a Participant is terminated by reason of death, all outstanding Options granted to that Participant shall immediately become exercisable, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, whichever period is longer, by such person or persons as shall have been named as the Participant's beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

                 (d) Termination by Disability. In the event the employment of a Participant is terminated by reason of Disability, all outstanding Options granted to that Participant shall immediately become exercisable as of the date the CEO determines the definition of Disability to have been satisfied, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the CEO determines the definition of Disability to have been satisfied, whichever period is longer.

                 (e) Employment Termination Followed by Death. In the event that a Participant's employment terminates by reason of Normal Retirement, Early Retirement or Disability and within the exercise period following such termination the Participant dies, then the remaining exercise period under outstanding Options shall be any time prior to their expiration date, or for one (1) year following death, whichever period is shorter. Such Options shall be exercisable by such person or persons who shall have been named as the Participant's beneficiary, or by such persons who have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

                 (f) Termination of Employment for Other Reasons. If the employment of a Participant shall terminate for any reason other than the reasons set forth in subsections (a)-(d) of this Section 6.8, the CEO, in his sole discretion, shall have the right to cause all or any portion of such outstanding Options granted to that Participant to immediately become exercisable, subject to such terms as the CEO, in his sole discretion, deems appropriate. Options which are or become exercisable as of the effective date of employment termination shall remain exercisable any time prior to their expiration date, or for three (3) months after the date of employment termination, whichever period is shorter.

6.9 Forfeiture of Options. Options held by a Participant which are not exercisable as of the effective date of employment termination and which do not become exercisable pursuant to the provisions of Section 6.8 immediately shall be forfeited.

6.10 Alternate Exercisability Following Termination. With respect to Options held by a Participant as of the date of any employment termination, the provisions of Section 6.8 regarding the exercisability of Options as of the date of employment termination and the provisions regarding the length of the exercise period following employment termination notwithstanding, the CEO may, in his sole discretion, provide for accelerated exercisability of all Options and an extended period of exercisability following termination, upon such terms and provisions as he deems appropriate; provided, however, that the period of extended exercisability shall not extend beyond the period specified in Section
6.4 herein.

6.11    Transferability of Options.  Except as otherwise provided in this
Section 6.11, options granted under the Plan may only be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated in accordance with the Participant's beneficiary designation, by will, or by the laws of descent and distribution. The CEO, in his sole discretion, may provide for the transferability of Options granted under the Plan, by a Participant to persons or entities on terms and conditions as may be determined by the CEO, in his sole discretion. The CEO, with respect to an Option granted under the Plan which is not transferable, may, in his sole discretion, provide for the transferability of such an Option by the Participant to persons or entities on terms and conditions as may be determined by the CEO, in his sole discretion. Any determination by the CEO to provide for the transferability of an Option by any one Participant under the Plan shall not be deemed to provide to any other Participant under the Plan a right of transferability with respect to an Option granted under the Plan to such other Participant.

                          ARTICLE 7.  RESTRICTED STOCK

7.1 Discretionary Grants of Restricted Stock. The CEO, at any time and from time to time, may grant Shares of Restricted Stock to eligible
Employees in such amounts as the CEO shall determine. During any calendar year of the Company, the aggregate number of Shares of Restricted Stock which the CEO may grant is limited to 300,000 with the number of Shares of Restricted Stock which may be granted to any one Employee during any calendar year limited to 4,000.

7.2 Restricted Stock Certificate. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the CEO shall determine.

7.3 Restricted Stock Price. The Restricted Stock Price for each grant of Restricted Stock shall be determined by the CEO, provided that the Restricted Stock Price may be less than the par value of a Share on the date of the Restricted Stock grant.

7.4 Restrictions on Transferability and Vesting. Except as otherwise provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the CEO in his sole discretion and specified in the Restricted Stock Certificate, or upon the earlier satisfaction of any other conditions as specified by the CEO in his sole discretion and set forth in the Restricted Stock Certificate. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his lifetime only to such Participant.

7.5 Other Restrictions. The CEO shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as he may deem advisable.

7.6 Escrow or Legend. In order to enforce the restrictions imposed upon Shares of Restricted Stock issued hereunder, the Committee may require any Participant to enter into an escrow agreement providing that the certificates representing Shares of Restricted Stock issued pursuant to this
Article 7 shall remain in the physical custody of an escrow holder until any or all of the restrictions imposed pursuant to this Article 7 have terminated and the Committee may cause a legend or legends to be placed on any certificates representing shares issued pursuant to this Article 7, which legend or legends shall make appropriate reference to the restrictions imposed hereunder.

7.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.9     Termination of Employment.

                 (a) Termination by Reason of Normal Retirement, Death or Disability. In the event the employment of a Participant who has purchased Shares of Restricted Stock hereunder terminates because of Normal Retirement, death or Disability, then the Company shall not have the right to repurchase any of such Shares of Restricted Stock purchased hereunder by such Participant and all restrictions applicable to such Shares shall immediately terminate.

                 (b)    Termination by Reason Other than Normal
                 Retirement, Death or Disability. In the event the employment of a Participant who has purchased Shares of Restricted Stock hereunder terminates for any reason other than Normal Retirement, death or Disability, the Company shall have the option for ninety (90) days following such termination of employment to buy at his cost for cash all or any part of the terminating Participant's nonvested Shares of Restricted Stock.

                 (c) Alternate Treatment of Restricted Stock. With respect to Shares of Restricted Stock granted pursuant to
                 Section 7.1, regardless of the provisions regarding the treatment of Shares of Restricted Stock specified in subsections (a) and (b) of this Section 7.9, the CEO shall in his sole discretion have the authority to modify the treatment of those Shares of Restricted Stock held by Participants as of the date of employment termination on which the restrictions have not terminated, upon such terms as the CEO deems appropriate.

                      ARTICLE 8.  BENEFICIARY DESIGNATION

8.1 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan shall accrue in case of his death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining at the Participant's death shall accrue to the Participant's estate.

                        ARTICLE 9.  RIGHTS OF EMPLOYEES

9.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company.

        For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

9.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having once been selected, have a right to again be selected to receive a future Award.

                         ARTICLE 10.  CHANGE IN CONTROL

10.1 Occurrence of a Change in Control. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of applicable law or regulation:

                 (a) Any and all Options granted hereunder shall become immediately exercisable;

                 (b) Any Periods of Restriction and other restrictions imposed on Shares of Restricted Stock shall immediately terminate; and

                 (c) Subject to Article 11 herein, the CEO shall have the authority to make any modifications to the Awards as determined by the CEO to be appropriate before the effective date of the Change in Control.

             ARTICLE 11.  AMENDMENT, MODIFICATION, AND TERMINATION

11.1 Amendment, Modification, and Termination. The Board at any time and from time to time may terminate, amend or modify the Plan.

                            ARTICLE 12.  WITHHOLDING

12.1 Tax Withholding. The Company shall have the power and the right as set forth in this Article 12 to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any and all Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising out of or as a result of this Plan.

12.2 Share Withholding. With respect to tax withholding required upon the exercise of Options, upon the termination of restrictions on Restricted Stock, or upon any other taxable event hereunder, a Participant may elect, subject to the approval of the CEO, to satisfy the withholding requirement, in whole or in part, by having the Company withhold a number of Shares, the Fair Market Value of which, in itself or when added to a cash payment made by the Participant to the Company, equals the minimum statutory total tax.

                            ARTICLE 13.  SUCCESSORS

13.1 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                        ARTICLE 14.  LEGAL CONSTRUCTION

14.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.2 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.3 Foreign Employees. To the extent permissible under applicable law, the CEO may grant Awards to eligible Employees who are employed in locations outside of the United States. The CEO shall have the authority to modify the terms of Awards granted to such Employees in order to ensure compliance with applicable local and national law.

14.4 Governing Law. To the extent not preempted by Federal law (or foreign law, in the case of grants to Employees who are not United States residents), the Plan, and any agreement hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

14.5 Severability. In the event any provision of the Plan or any action taken thereunto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, and the illegal or invalid action shall be deemed null and void.